UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 27, 2016

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of principal executive offices, with zip code)

(949) 255-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective December 29, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Quality Systems, Inc. (the “Company”) granted restricted stock awards (“RSAs”) and performance stock awards (“PSAs”) to the Company’s named executive officers:

	RSAs	PSAs
John R. Frantz, Chief Executive Office and President	65,000	35,000
James R. Arnold, Executive Vice President and Chief Financial Officer	52,000	28,000
John K. Stumpf, Executive Vice President, Finance and Principal Account Officer	7,583	4,083
Daniel J. Morefield, Executive Vice President and Chief Operating Officer	7,583	4,083
Jocelyn A. Leavitt, Executive Vice President, General Counsel and Secretary	7,583	4,083
David A. Metcalfe, Executive Vice President and Chief Technology Officer	33,583	18,083

Each of these RSAs and PSAs is scheduled to vest in four equal increments—25% of the total shares vest on each of the first four anniversaries of the grant date, subject in each case to the named executive officer’s continued service to the Company and, in the case of the PSAs, the achievement of certain Company performance goals, including strong Company stock price performance. In the event of a “change in control” of the Company either during the executive officer’s service to the Company or within two months following an involuntary termination of the executive officer without “cause”, the RSAs and PSAs are eligible for 100% accelerated vesting, but, in the case of the PSAs, only if the Company performance goals are achieved as of the change in control. The RSAs granted to Mr. Frantz and Mr. Arnold are also eligible for accelerated vesting with respect to up to 50% of the RSAs grant date value (reduced by the value of any shares that vest based on service) if such officer experiences a qualifying termination of employment and satisfies certain other eligibility conditions set forth in the agreements (including provision of a full release of claims).

Effective December 27, 2016, the Committee approved the Company’s entry into change of control severance agreements with each of the Company’s named executive officers. Under the agreements, if the named executive officer is terminated by the Company without “cause”, or terminates his or her employment for “good reason” within the two-month period before or 18-month period after a “change in control” of the Company, he or she is entitled to the following benefits:

Mr. Frantz: (i) severance equal to 150% of base salary and target bonus, (ii) 18 months of Company-paid continuation health benefits, (iii) prorated current year bonus based on actual performance and (iv) certain other limited benefits including outplacement services.

Other Named Executive Officers: (i) severance equal to 100% of base salary and target bonus, (ii) 12 months of Company-paid continuation health benefits, (iii) prorated current year bonus based on actual performance and (iv) certain other limited benefits including outplacement services.

In all cases, the receipt of any of the above-described change of control severance benefits is contingent on the named executive officer executing, and not revoking during any rescission period provided therefor, a full release of claims against the Company and any of its affiliates.

The foregoing is only a summary of the terms of the equity awards and change of control severance agreements, and is qualified in its entirety by reference to the terms of the agreements entered into by the Company, forms of which are filed as Exhibits to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Form of Change of Control Severance Agreement

10.2	Form of Performance Stock Award Grant Notice and Performance/Restricted Stock Award Agreement for 2015 Equity Incentive Plan

10.3	Form of Restricted Stock Award Grant Notice and Performance/Restricted Stock Award Agreement for 2015 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 3, 2017	QUALITY SYSTEMS, INC.

	By:	/s/ Jocelyn A. Leavitt
Jocelyn A. Leavitt Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Change of Control Severance Agreement

10.2	Form of Performance Stock Award Grant Notice and Performance/Restricted Stock Award Agreement for 2015 Equity Incentive Plan

10.3	Form of Restricted Stock Award Grant Notice and Performance/Restricted Stock Award Agreement for 2015 Equity Incentive Plan

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